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                             TERMINATION AGREEMENT


                      This Termination Agreement (this "Agreement") is made and entered into effective and dated as of August 25, 1994, by and among AmWest Genpar, Inc., a Texas corporation ("Genpar"), Apcal, L.P., a Texas limited partnership ("Apcal"), and Mesa Airlines, Inc., a New Mexico corporation ("Mesa"). All capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Limited Partnership Agreement of AmWest Partners, L.P., dated as of March 16, 1994, as amended (the "Partnership Agreement").


                                  WITNESSETH:

                      WHEREAS, each of the parties hereto is a Partner in AmWest Partners, L.P. (the "Partnership"), a Texas limited partnership, formed for the purpose of investing in Securities of America West Airlines, Inc., including its successor as reorganized pursuant to Chapter 11 of the United States Bankruptcy Code ("AWA");

                      WHEREAS, the Partnership previously has assigned to the Partners the Partnership's rights and obligations to purchase the Securities pursuant to notices dated August 23, 1994 and which rights and obligations have been assumed by the Partners as provided for in such notices;

                      WHEREAS, the parties desire to terminate and dissolve the Partnership and to assign to the Partners and certain affiliates of the Partners the Securities and certain rights and obligations of the Partnership under the Securities Agreements and certain related agreements as provided herein; and

                      WHEREAS, the parties desire to delegate to Genpar the obligations specified herein requiring Genpar to serve as agent for the Partners for the mutual benefit of each of them.

                      NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                      SECTION 1.  Dissolution of the Partnership.

                      (a) Pursuant to Section 6.02(c) of the Partnership Agreement, the Partnership is hereby dissolved. The execution and delivery of this Agreement shall constitute the written consent of each Partner to the dissolution of the Partnership pursuant to said Section 6.02(c). The rights and obligations of
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each Partner relating to dissolution of the Partnership set forth in this
Agreement shall control any contrary provision in the Partnership Agreement. Genpar is authorized to take all actions necessary or advisable for the dissolution and termination of the Partnership, and each Limited Partner constitutes and appoints Genpar, with full power of substitution, as its true and lawful attorney-in-fact for the limited purpose of dissolution of the Partnership and the specific obligations contemplated by this Agreement and empowers and authorizes such attorney, in the name, place and stead of such Limited Partner, to make, execute, sign, swear to, acknowledge and file in all necessary or appropriate places all documents necessary or appropriate in the dissolution of the Partnership.

                      (b) In connection with the dissolution of the Partnership, Genpar shall prepare and file a final federal income tax return for the 1994 taxable year, as well as any other reports required to be prepared and filed under Section 4.04 of the Partnership Agreement on behalf of the Partnership and shall exercise on behalf of the Partnership and the Partners the responsibilities set forth in Section 2.08 of the Partnership Agreement. In connection with an audit of the Partnership by the U.S. Internal Revenue Service, each Partner shall have all rights under Sections 6221-6233 of the Code to have notice of and participate in any such audit. Genpar shall not extend the statute of limitations nor enter into a settlement agreement with respect to any issue raised in an audit of the Partnership without the prior written consent of each Partner. Any direct, out-of-pocket expense incurred by Genpar in carrying out its responsibilities and duties under this Section 1(b) shall be allocated and charged to the Partners as an Expense under Section 3(b) of this Agreement.

                      SECTION 2.  Distribution of Securities.  Pursuant to
Section 23 of the Investment Agreement, the Partnership has notified AWA of its assignment of the right and obligation to purchase Securities thereunder to the Partners or their Affiliates (as such term is defined in the Investment Agreement, hereinafter "Affiliates") and other third parties. Pursuant to prior notice, the Partnership has assigned to each Partner, and each Partner has assumed, the following rights and obligations of the Partnership under the Investment Agreement to purchase Securities:

Name of                   Class A     Class B
Partner                   Common      Common     Warrants      Price

Genpar                     12,000      83,328      26,357  $   727,639
Apcal                   1,088,000   6,066,067   1,806,619   53,337,272
Mesa                      100,000   2,183,343     799,767   18,698,983
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Genpar and Apcal's rights and obligations to purchase Securities have been assigned to their Affiliates in accordance with Subscription Agreements, as amended, entered into between such Affiliates and the Partnership. Each Partner (and/or such Affiliates) has been notified by Genpar of its assignment of rights and obligations under the Investment Agreement to purchase Securities and agrees to remit, or cause its Affiliates to remit, cash to AWA, via wire transfer or otherwise, in consideration of such right in the amount and manner set forth in the notices received by each Partner (and/or Affiliate). Notwithstanding anything to the contrary in the Partnership Agreement, each Partner, or its Affiliates or designees, shall receive its Securities directly from AWA and will not acquire any Indirect Shares under the Partnership Agreement.


                      SECTION 3.  Expenses.

                      (a)  Any Expenses of any Partner not heretofore
reimbursed by or submitted to Genpar under Section 2.05(b) of the Partnership Agreement shall be submitted to Genpar. Upon receipt of appropriate documentation, setting forth in reasonable detail the amount for which reimbursement is sought and the basis on which the charges were incurred, Genpar shall reimburse such expenses to the requesting Partner. Each Partner agrees that it (or, in the case of Apcal, its constituent partners) shall contribute to Genpar its respective percentage (as set forth below) of all Expenses and of all similar expenses of Fidelity not reimbursed by AWA; provided, however, that Genpar shall first seek reimbursement of all Expenses and all similar expenses of Fidelity from AWA in accordance with Section 2 of the Third Revised Interim Procedures Agreement dated as of April 21, 1994, by and between AWA and the Partnership (the "Procedures Agreement"). As soon as practicable following the Effective Date, Genpar shall seek reimbursement from AWA of all Expenses incurred on or after March 1, 1994 by or on behalf of each Partner and of all similar expenses of Fidelity, without regard to the limitations set forth in Section 2(a) of the Procedures Agreement. Genpar shall notify each Partner of any sums due Genpar pursuant to the third sentence of this Section 3(a) and may set off from any amounts due any Partner any amount owing from such Partner under this Section 3(a).
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                     For Unreimbursed Expenses as to Which
                     Fidelity is Obligated to Contribute

Name of Partner or Affiliate                  Reimbursement Percentage

                 Genpar                                   1.00%
                 TPG Partners, L.P.                      37.10%
                 Continental Airlines, Inc.              19.05%
                 Mesa                                    19.05%


                     For Unreimbursed Expenses as to Which
                   Fidelity is Not Obligated to Contribute

Name of Partner or Affiliate                  Reimbursement Percentage

                 Genpar                                   1.32%
                 TPG Partners, L.P.                      48.68%
                 Continental Airlines, Inc.              25.00%
                 Mesa                                    25.00%

                      (b) Attached hereto as Schedule A is a summary of all Expenses which have been submitted to the Partnership for reimbursement as of the date hereof. Each Partner (or, in the case of Apcal, its constituent partners) shall have the right, from time to time and upon reasonable request to Genpar, to receive information concerning the amount of any reimbursement for Expenses sought on behalf of each Partner or the Partnership or for similar expenses sought on behalf of Fidelity, the amount of Expenses previously paid to or on behalf of each Partner or the Partnership and of similar expenses previously paid to or on behalf of Fidelity, and the amount of Expenses owing to or on behalf of each Partner or the Partnership and of similar expenses previously paid to or on behalf of Fidelity.

                      (c) Each Partner (or Affiliate) shall pay or reimburse Genpar and the Tax Matters Partner its respective percentage (based on the percentages set forth in the second table under Section 3(a) hereof) of all direct, out-of-pocket expenses incurred by such parties with respect to the formation, operation and dissolution of the Partnership, including, without limitation, third-party accounting expenses, legal fees and other direct costs associated with the formation, operation and dissolution of the Partnership. All payments or reimbursements of such expenses shall not exceed $12,500 in any calendar quarter or $50,000 in the aggregate.
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                      SECTION 4.  Indemnification and Confidentiality.

                      (a) Rights and Obligations Regarding Indemnification and Liability of the Partnership Pursuant to the Interim Procedures Agreement.

                      (i) Genpar hereby assigns to each Partner the rights of the Partnership pursuant to Section 8 of the Procedures Agreement, with respect to elimination of the Partnership's liability to AWA.

                      (ii) Genpar hereby assigns to each Partner the rights of the Partnership pursuant to Section 9 of the Procedures Agreement, with respect to any claim that such Partner may have against AWA as an Investor Indemnified Party (as such term is defined in the Procedures Agreement, hereinafter, an "Investor Indemnified Party").

                      (iii) Each Partner (or, in the case of Apcal, its constituent partners) agrees that to the extent that the Partnership is found to be liable to AWA under the Investment Agreement or under Section 8 or
Section 9 of the Procedures Agreement as a result solely of any action or omission of a particular Partner or any of its Affiliates, such Partner (or such Affiliate, as the case may be) shall indemnify and hold harmless the Partnership and each other Partner (and its Affiliates, if any) against any and all claims or liabilities of any nature whatsoever, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with any such liability; provided, however, that no Partner or Affiliate shall have any obligation to indemnify the Partnership and each other Partner (and its Affiliates, if any) in an amount, singly or in the aggregate, in excess of the lesser of (i) the purchase price of the Securities acquired by such Partner (or its Affiliates) on the Effective Date (as such term is defined in the Investment Agreement, hereinafter, the "Effective Date") from AWA or (ii) the Value (as defined without regard to the definition of "Valuation Date" as set forth in the Partnership Agreement) of any such Securities held by such Partner (or such Affiliate(s)) at the time that such Partner (or such Affiliate(s)) becomes obligated to indemnify the Partnership and each other Partner (and its Affiliates, if any) pursuant to this Section 4(a)(iii). In addition, in the event that the Partnership shall be found in a final judgment by a court of competent jurisdiction to be liable for any breach of the Investment Agreement or the Procedures Agreement for any action or omission not solely the responsibility of a particular Partner (or its Affiliates), each Partner (or its Affiliate(s) which purchased Securities pursuant to any assignment by a Partner of its right to purchase Securities under the Investment Agreement) shall contribute to any judgment owed by the Partnership in the respective percentage set forth opposite its name (or, in the case of Apcal, its constituent partners' name) in
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the second table under Section 3(a) hereof; provided, however, that such contribution shall in no event exceed, singly or in the aggregate, the lesser of (i) the purchase price of the Securities acquired by such Partner (or such Affiliates) on the Effective Date from AWA or (ii) the Value of any such Securities held by such Partner (or such Affiliate(s)) at the time that such Partner (or such Affiliate(s)) becomes obligated to contribute to any such judgment.

                      (b) Rights and Obligations Regarding Indemnification and Liability of the Partners. Each Partner (or, in the case of Apcal, its constituent partners) shall, to the fullest extent permitted by law, indemnify and hold harmless (in such capacity, an "Indemnifying Partner") the Partnership and each other Partner, its directors, officers, shareholders, employees, agents and Affiliates (each, an "Indemnified Party") from and against any and all claims or liabilities of any nature whatsoever, including reasonable legal fees and other expenses reasonably incurred, arising out of, or in connection with the registration and or sale of all or any portion of the Indemnifying Partner's Securities if, and only to the extent that, such claims and liabilities arise out of or in connection with any information provided by such Indemnifying Partner in writing for use in any registration statement utilized by AWA in connection with any such registration or sale; provided, however, that no Partner (or, in the case of Apcal, its constituent partners) shall have any obligation to indemnify the Partnership and each other Partner (or, in the case of Apcal, its constituent partners) in an amount, singly or in the aggregate, in excess of the lesser of (i) the purchase price of the Securities acquired by such Partner (or its Affiliates) on the Effective Date from AWA or (ii) the Value of any such Securities held by such Partner (or such Affiliate(s)) at the time that such Partner (or such Affiliate(s)) becomes obligated to indemnify an Indemnified Party pursuant to this Section 4(b). If an Indemnified Party becomes involved in any capacity in any suit, action, proceeding, or investigation in connection with any matter which an Indemnifying Partner is required to provide indemnification pursuant to this Section 4(b), the Indemnifying Partner periodically shall, upon the request of such Indemnified Party and receipt of invoices and such supporting documentation as the Indemnifying Partner reasonably may request, reimburse such Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that prior to any such advancement of expenses (i) such Indemnified Party shall provide the Indemnifying Partner with an undertaking in form and substance satisfactory to the Indemnifying Partner to repay promptly the amount of any such expenses paid to it if it shall ultimately be determined by a court or arbitrator of competent jurisdiction that such Indemnified Party is not entitled to be indemnified by the Indemnifying Partner as herein provided in connection with such suit, action, proceeding, or investigation; and provided further that the
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failure for any reason of the Indemnifying Partner to advance funds to any
Indemnified Party shall in no way affect such Indemnified Party's right to reimbursement of such costs if it is ultimately determined that such Indemnified Party is entitled to indemnification pursuant to the terms hereof.

                      (c) Genpar hereby assigns to each Partner the rights of the Partnership pursuant to Section 7 of the Procedures Agreement, with respect to the retention and protection of Confidential Information (as defined in the Procedures Agreement, hereafter "Confidential Information"). Each of the Partners hereby agrees to be bound by the provisions of said
Section 7 with respect to any Confidential Information obtained from any other Partner.

                      (d) Genpar hereby assigns to each Partner the rights of the Partnership pursuant to Section 21 of the Procedures Agreement, with respect to the sharing of certain attorney-client privileged communications. Each of the Partners hereby agrees to be bound by the provisions of said
Section 21 with respect to any confidential communications received from any other Partner.


                      SECTION 5.  Stockholders' Agreement.  Pursuant to
Section 6 of the Investment Agreement, the Partnership, AWA and certain other parties on the Effective Date shall enter into a Stockholders' Agreement relating to certain matters concerning the composition and voting of the board of directors of AWA and the transfer of Securities by certain shareholders of AWA. The Partnership hereby assigns to the Partners (and, in the case of Apcal, to its constituent partners), and such Partners (and, in the case of Apcal, its constituent Partners) hereby assume the Partnership's rights and obligations under the Stockholders' Agreement as follows:

                      (a) The Partnership hereby assigns to TPG Partners, L.P. ("TPG"), an Affiliate of Genpar, the Partnership's right under the Stockholders' Agreement to designate the AmWest Directors (as such term is defined in the Stockholders' Agreement, hereinafter, "AmWest Directors") and any replacement of any AmWest Director; provided, however, that for so long as Mesa owns, directly or indirectly, securities representing at least 2% of the aggregate voting power of the outstanding voting equity securities of AWA, TPG shall cause one person identified by Mesa, who shall be reasonably satisfactory to TPG (the "Mesa Director"), to be included among the Partnership's or TPG's, as the case may be, designees to the AWA board of directors. Mesa agrees that the Mesa Director shall be a "Citizen of the United States," as such term is defined in accordance with Section 40102, Title 49, United States Code, as now in effect or as it may hereafter from time to time be amended. For so long as Mesa owns, directly or indirectly, securities
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representing at least 2% of the aggregate voting power of the outstanding voting equity securities of AWA and provided that TPG complies with its obligation to cause one person identified by Mesa to be included among the Partnership's or TPG's designees to the AWA board of directors, Mesa hereby agrees to vote its Securities in favor of the Partnership's or TPG's designees, as the case may be, to the board of directors of AWA. Each of TPG and Mesa, to the extent that it shall be entitled hereunder to identify a person to be designated to the AWA board of directors, agrees to nominate or cause the nomination of such directors in accordance with the Bylaws of AWA.

                      (b) For so long as the Stockholders' Agreement is in effect, each of the Partners (and, in the case of Apcal, its constituent partners) agrees to vote the Securities held and controlled by such Partner (or, in the case of Apcal, its constituent partners) and to cause any directors of AWA designated by such Partner (or, in the case of Apcal, its constituent partners) to vote or provide written consents in favor of each Independent Director (as such term is defined in the Stockholders' Agreement, hereinafter, an "Independent Director") and to take any other action necessary to elect such Independent Directors.

                      (c) For so long as the Stockholders' Agreement or the GPA Voting Agreement dated as of August 25, 1994 by and between GPA Group plc and the Partnership is in effect, subject to the conditions set forth in
Section 2.1(c) of the Stockholders' Agreement, each of the Partners agrees (and, in the case of Apcal, its constituent partners) to vote the Securities held and controlled by such Partner (or, in the case of Apcal, its constituent partners) and to cause any directors of AWA designated by such Partner (or, in the case of Apcal, its constituent partners) to vote or provide written consents in favor of the GPA Director (as such term is defined in the Stockholders' Agreement, hereinafter, the "GPA Director") and to take any other action necessary to elect such GPA Director; provided, however, that the obligation of Mesa to so vote its Securities in such fashion shall exist only for so long as the Stockholders' Agreement is in effect. To the extent that GPA is obligated to vote its Securities in favor of the Partnership's or TPG's, as the case may be, designees to the AWA board of directors, TPG shall enforce its rights against GPA equally on behalf of each TPG designee to the AWA board of directors including, without limitation, the Mesa Director.

                      (d) For so long as the Stockholders' Agreement is in effect, none of the Partners nor any of their constituent partners or Affiliates shall sell or otherwise transfer any common stock of AWA owned by them (other than to an Affiliate of the transferror) if, after giving effect thereto and to any related transaction by such person, the total number of shares of Class B Common Stock of AWA beneficially owned by the transferor will be less than twice the total number of Class A Common Stock of AWA beneficially owned by the
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transferor; provided, however, that nothing contained in this Section 5(d)
shall prohibit any owner of common stock of AWA from selling or otherwise transferring, in a single transaction or related series of transactions, all shares of common stock of AWA owned by it, subject to the remaining provisions of the Stockholders' Agreement.

                      (e) For so long as the Stockholders' Agreement is in effect, each of the Partners (and, in the case of Apcal, its constituent partners) agrees to be bound by Section 4.2 of the Stockholders' Agreement. Each of the Partners (and, in the case of Apcal, its constituent partners) agrees to be bound by Section 4.3 of the Stockholders' Agreement and to cause any Affiliates that may own Securities to agree to be bound by said Section
4.3. TPG further agrees that it shall not transfer or assign all or substantially all of the shares of AWA held by it in a single transaction or related series of transactions unless the transferee (including any Affiliate of TPG) agrees in writing to be bound by the terms of Section 5(a) hereof.

                      (f) For so long as the Stockholders' Agreement is in effect, each of the Partners (and, in the case of Apcal, its constituent partners) agrees to vote the Securities held and controlled by such Partner (or, in the case of Apcal, its constituent partners) in compliance with
Section 2.1(h) of the Stockholders' Agreement.


                      SECTION 6.  Registration Rights Agreement.  Pursuant to
Section 11 of the Investment Agreement, the Partnership and AWA shall enter into a registration rights agreement (the "Rights Agreement") on the Effective Date pursuant to which the Partnership, its Affiliates (including the Partners) and transferees and assignees shall have the right to cause AWA to register the Securities issued or issuable to the Partnership under the Investment Agreement and such other Persons under the Securities Laws. The Partnership hereby assigns the rights of the Partnership under the Rights Agreement to the Partners as follows:

                      (a) Pursuant to Section 11 of the Rights Agreement, the Partnership hereby assigns to TPG the right and authority to exercise any notice and consent rights on the part of the Partnership under the Rights Agreement including, without limitation, the issuance of any Notice of Demand (as such term is defined in the Rights Agreement, hereinafter, a "Notice of Demand"); provided, however, that during the Shelf Period (as such term is defined in the Rights Agreement, hereinafter, the "Shelf Period"), TPG shall provide prior written notice to each other Partner (or Affiliate of each other Partner known to it) of any intention of TPG to provide AWA with a Notice of Demand and thereafter shall not provide AWA with such Notice of Demand unless Mesa
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shall consent to such action, which consent shall not be unreasonably withheld; and provided further, that after the Shelf Period, TPG shall provide prior written notice to each other Partner (or Affiliate of each other Partner known to it) of any intention of TPG to provide AWA with a Notice of Demand and thereafter, for so long as Mesa shall be an "affiliate" of AWA within the meaning of Rule 144 under the U.S. Securities Act of 1933, as amended, shall not provide AWA with such Notice of Demand unless Mesa shall consent to such action, which consent shall not be unreasonably withheld.

                      (b) With regard to any notice, demand, request, action or consent effected by TPG under the Rights Agreement (other than a Notice of Demand) that TPG effects as the designated transferee Affiliate of the Partnership pursuant to Section 11 of the Rights Agreement, TPG agrees, if and to the extent that the consent of or notice to Fidelity or Lehman (as such terms are defined in the Rights Agreement) is required by the Rights Agreement with regard to such notice, demand, request, action or consent, then TPG, acting on behalf of the Partnership, shall provide notice to and consult with Mesa prior to effecting any such notice, demand, request, action or consent, and shall not effect such notice, demand, request, action or consent without the consent of Mesa. Subject to the limitation contained in the preceding two sentences, if, and to the extent that, any Partner is entitled to receive notice pursuant to the provisions of any Securities Agreement, including, without limitation, the GPA Registration Rights Agreement (as such term is defined in the Rights Agreement), and an equivalent notice is not required to be provided to each of the other Partners by virtue of such Securities Agreement, each Partner who receives such notice shall use its best efforts to provide such notice pursuant to Section 7(a) of this Agreement to each other Partner who holds Securities and does not receive such equivalent notice .

                      (c) As soon as reasonably practicable following the Effective Date, but in no event later than ten days following the Effective Date, each of the Partners shall use its reasonable efforts to prepare jointly and file, as necessary, a Schedule 13D with the Securities and Exchange Commission, and to amend such filing as required by Regulation 13D-G under the Securities Act of 1934, as amended. Each of the Partners (or, in the case of Apcal, its constituent partners) agrees to provide promptly all necessary information pertaining to such Partner (or, in the case of Apcal, its constituent partners) necessary to make such amendments. Each of the Partners (and, in the case of Apcal, its constituent partners) of any changes in facts or circumstances that would require the filing of any such amendments.
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                      SECTION 7.  Miscellaneous.

                      (a) Notice. All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing. All notices, demands, and requests to be sent to a Partner or any assignee of a Partner pursuant to this Agreement shall be deemed to have been properly given or served if: (i) personally delivered; (ii) deposited prepaid for next day delivery by a nationally recognized overnight courier service, addressed to such Partner; (iii) deposited in the United States mail, addressed to such Partner, prepaid and registered or certified with return receipt requested; or
(iv) transmitted via telecopier or other similar device to the attention of such Partner. All notices, demands, and requests so given shall be deemed received: (i) when personally delivered; (ii) twenty-four (24) hours after being deposited for next day delivery with an overnight courier; (iii) forty-eight (48) hours after being deposited in the United States mail; or
(iv) twelve (12) hours after being telecopied or otherwise transmitted and receipt has been confirmed. The Partners and their respective assignees shall have the right from time to time, and at any time during the term of this Agreement, to change their respective addresses and each shall have the right to specify as his or its address any other address within the United States of America by giving to the other parties at least thirty (30) days' written notice thereof; provided, however, that to be effective, any such notice must be actually received (as evidenced by a return receipt).

                      (b) Amendments. Amendments and supplements to this Agreement shall require the written consent of each Partner.

                      (c) Governing Law. Except to the extent that any agreement of the Partners to vote Securities owned by them may be governed by Delaware law, this Agreement is made under, and the rights and obligations of the Partners hereunder shall be interpreted, construed, and enforced in accordance with, the laws of the State of Texas, without reference to its conflicts of laws provisions.

                      (d) Rules of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties. Each party acknowledges that it was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or it had the opportunity to retain counsel to participate in the preparation of this Agreement but chose not to do so.
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                      (e)  Gender, Etc.  Unless the context clearly indicates
otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine, or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender was used.

                      (f) Captions. Captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Agreement, the text shall control. Unless otherwise specifically stated, references to Sections refer to the Sections of this Agreement.

                      (g) Entire Agreement. This Agreement contains the entire agreement among the parties relative to the matters contained in this Agreement.

                      (h) Waiver. No consent or waiver, express or implied, by any Partner to or for any breach or default by any other Partner in the performance by such other Partner of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner under this Agreement. Failure on the part of any Partner to complain of any act or failure to act of any of the other Partners or to declare any of the other Partners in default, regardless of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

                      (i) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

                      (j) Binding Agreement. Subject to the restrictions on transfers and encumbrances set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective legal representatives, successors, and assigns. This Agreement shall be binding upon, and enforceable by the other parties hereto (including, without limitation, by Mesa) against, TPG or Continental only to the extent that (i) as of the date of this Agreement, TPG or Continental have any obligations to the Partnership including, without limitation, pursuant to Subscription Agreements entered into by the Partnership with TPG and Continental, or (ii) TPG or Continental has specifically assumed obligations to the Partnership or to Mesa pursuant to this Agreement.
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                      (k)  Counterparts.  This Agreement may be executed in
multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto constitutes the original counterpart instrument. All of these counterpart pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

                      Each of the undersigned has executed and delivered or caused this Agreement to be executed and delivered as of the date set forth above.



AMWEST GENPAR, INC., individually and in its capacity as General Partner of the Partnership



                                      By:  /s/  Richard Ekleberry
                                           Name:  Richared Ekleberry
                                           Title: Vice President

Address:              201 Main Street, Suite 2420
                                      Fort Worth, Texas  76102
                                      Attention:  James J. O'Brien
                                      Telecopier:  (817) 871-4010

                                      APCAL, L.P.

                                      By:  AMWEST GENPAR, INC.,
                                           a Texas corporation



                                      By:   /s/ Richard Ekleberry
                                           Name:  Richard Ekleberry
                                           Title: Vice President

Address:              201 Main Street, Suite 2420
                                      Fort Worth, Texas  76102
                                      Attention:  James J. O'Brien
                                      Telecopier:  (817) 871-4010


                                      MESA AIRLINES, INC.



                                      By:   /s/ Gary E. Risley
                                           Name:  Gary E. Risley
                                           Title: Vice President

Address:                              2325 30th Street
                                      Farmington, New Mexico  87401
                                      Attention:  Gary E. Risley, Esq.
                                      Telecopier:  (505) 326-4485


ACKNOWLEDGED AND AGREED
AS TO SECTIONS 3, 4, 5, 6 and 7(j):

TPG PARTNERS, L.P.


By:  TPG Genpar, L.P.
By:  TPG Advisors, Inc.



By:  /s/ Richard Ekleberry
     Name:  Richard Ekleberry
     Title: Vice President

Address:  201 Main Street, Suite 2420
          Fort Worth, Texas  76102
          Attention:  James J. O'Brien
          Telecopier:  (817) 871-4010


CONTINENTAL AIRLINES, INC.



By:    /s/ Cynthia R. Creager-Jones
      Name:  Cynthia R. Creager-Jones
      Title: Vice President

Address:  2929 Allen Parkway, Suite 1466
          Houston, Texas  77019
          Attention:  Charles Goolsbee
          Telecopier:  (713) 834-5161

EXPENSES SUBMITTED TO DATE RELATED TO AMERICAN WEST SECURITIES ACQUISITION

  Name of          Thru February
Professional          28, 1994   March, 1994  April, 1994  May, 1994   June, 1994    Total

TPG PARTNERS, L.P.  $ 58,773.66  $ 35,738.72  $ 27,147.35  $ 14,888.04   pending     $  136,547.77

ARNOLD & PORTER     $339,228.06  $269,054.18  $280,562.14  $256,462.21  $232,143.08  $1,377,449.67

MERRILL LYNCH       $116,834.00  $ 58,152.36  $ 63,272.12  $ 65,677.29  $ 54,191.23  $  358,127.00

JONES, DAY          $ 64,002.72  $ 75,889.72  $ 61,388.53  $113,715.61  $ 39,001.46  $  353,998.04

CLEARY, GOTTLIEB          --     $ 53,495.00  $ 80,982.86  $ 92,722.05  $ 27,575.91  $  254,775.82

CONTINENTAL
AIRLINES, INC.      $ 11,451.53   pending      pending      pending      pending     $   11,451.53

BEAR STEARNS & CO.        --     $    165.31  $     95.44  $ 33,338.82   pending     $    3,599.57

GOODWIN, PROCTOR          --     $ 42,985.25  $ 89,231.07  $112,854.5   $ 50,013.26  $  295,084.10

KELLY, HART               --           --           --     $  2,375.98   pending     $    2,375.98

TOTAL               $590,289.97  $535,480.54  $602,679.51  $662,034.52  $402,924.94  $2,793,409.48

Reimbursed           550,000.00   300,000.00   300,000.00   300,000.00   300,000.00   1,750,000.00

Balance               40,289.97   235,480.54   302,679.51   362,034.52   102,924.94   1,043,409.48